Borders Group Names Mick McGuire to Board of Directors

Contact: Anne Roman 734-477-1392 aroman@bordersgroupinc.com

ANN ARBOR, Mich., Jan. 17, 2008 — Borders Group, Inc. (NYSE: BGP) today announced that Richard “Mick” McGuire has been appointed to the company’s Board of Directors, effective today. McGuire is a partner of Pershing Square Capital Management, L.P.

McGuire joined Pershing Square in 2005 and is one of five senior professionals responsible for managing approximately $6 billion in investor capital, a role that includes evaluating, initiating and monitoring investments across a wide range of industries including, among others, retail, consumer, business services and financial services. Prior to Pershing Square, he held positions at private equity funds J.H. Whitney & Co., and Stonington Partners, Inc. McGuire holds a masters degree in business administration (MBA) from Harvard Business School and a bachelors degree from Princeton University.

“Mick brings substantial expertise, financial sophistication and fresh insights to the Borders Group Board,” said Chief Executive Officer George Jones. “We are pleased to welcome him and look forward to benefiting from his involvement. His addition, and our recent election of Mike Archbold, strengthen the Borders Group Board, reflecting our continued determination to pursue the best interests of our stockholders.”

“I am optimistic about the future of Borders and look forward to working with the Board and the management team as the company executes its strategic turnaround plan,” McGuire said. “The company has many near and long-term opportunities. The plan is a sound strategic roadmap and I’m pleased to be part of a process designed to deliver value for all shareholders over the long-term.”

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McGuire Appointed to Borders Group Board—2

Pershing Square Capital Management, L.P. owns approximately 18 percent of the common stock of Borders (excluding economic interests held through total return swap agreements).

About Borders Group, Inc.

Headquartered in Ann Arbor, Mich., Borders Group, Inc. is a $4.1 billion global retailer of books, music, movies, periodicals, and gift and stationery items. Through its subsidiaries, Borders Group employs more than 30,000 and operates over 1,100 stores worldwide primarily under the Borders(R) and Waldenbooks(R) brand names. Borders superstores carry up to 200,000 titles, and customers enjoy a comfortable shopping experience, as well as a host of popular events and community-centered activities when they visit their local Borders store. For more information about Borders Group, visit www.bordersgroupinc.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as "projects," "expect," "estimated," "look toward," "going forward," "continuing," "planning," "returning," "guidance," "goal," "will," "may," "intend," "anticipate," and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company's future financial performance (including earnings per share growth, EBIT margins and inventory turns, liquidity, same-store sales growth, and anticipated capital expenditures and depreciation and amortization amounts), its strategic plans and expected financing and benefits relating to such plans (including steps to be taken to improve the performance of domestic superstores, the exploration of strategic alternatives with respect to certain international operations, the downsizing of the Waldenbooks Specialty Retail Segment and the development of a proprietary Web site) and its intentions with respect to dividend payments and share repurchases. This release contains discussion of our results on an operating basis, which does not include all adjustments required per U.S. generally accepted accounting principles.

These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company's forward-looking statements. These risks and uncertainties include, but are not limited to, consumer demand for the company's products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, competition and other factors; the availability of adequate capital to fund the company’s operations and to carry out its strategic plans; the performance of the company’s information technology systems and the development of improvements to the systems necessary to implement the company's strategic plan, and, with respect to the exploration of strategic alternatives for certain international operations, the ability to attract interested third parties.

The company’s periodic reports filed from time to time with the Securities and Exchange Commission contain more detailed discussions of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and those discussions are incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.

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